Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Fourth-Quarter and Full-Year 2017 Results

Company Grew Net Sales by 12% and Delivered Record Operating Cash Flow in 2017

•	Company delivered $289 million of net earnings and record adjusted EBIT of $855 million

•	Roofing produced revenue of $2.6 billion and EBIT of $535 million

•	Composites posted EBIT of $291 million, a fifth consecutive year of improved performance

•	Insulation increased revenue by 14% and delivered EBIT of $177 million, up 40%

•	Completed acquisition of Paroc Group on February 5, 2018

TOLEDO, Ohio - February 21, 2018 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.6 billion in fourth-quarter 2017, compared with $1.4 billion in fourth-quarter 2016, an increase of 16%. Full-year 2017 consolidated net sales were $6.4 billion, compared with $5.7 billion in 2016, an increase of 12%.

Fourth-quarter 2017 net loss attributable to Owens Corning was $4 million, or $0.04 per diluted share, compared with net earnings of $86 million, or $0.76 per diluted share, during the comparable quarter in 2016. Fourth-quarter 2017 adjusted earnings were $125 million, or $1.11 per diluted share, compared with $81 million, or $0.72 per diluted share, during the same period one year ago (See Use of Non-GAAP Measures, See Table 7).

Full-year 2017 net earnings were $289 million, or $2.55 per diluted share, compared with net earnings of $393 million, or $3.41 per diluted share, during 2016. Adjusted earnings in 2017 were $498 million, or $4.40 per diluted share, compared with $419 million, or $3.63 per diluted share, during 2016.

“Owens Corning had another great year. We were pleased by the continued momentum in our three businesses and the addition of Paroc and Foamglas to our portfolio,” said Chairman and Chief Executive Officer Mike Thaman. “In 2018, the company is again positioned to produce strong revenue and earnings growth with substantial free cash flow.”

Consolidated Fourth-Quarter and Full-Year 2017 Results

•	Owens Corning continued to perform at a very high level of safety in 2017, with a recordable incident rate of 0.50, a slight improvement over 2016.

•
Reported earnings before interest and taxes (EBIT) for fourth-quarter 2017 were $150 million, up from $136 million during the same period in 2016. Adjusted EBIT in fourth-quarter 2017 was $215 million, up from $157 million in 2016 (See Table 2).

•	Reported EBIT for full-year 2017 was $737 million, compared with $699 million during 2016. Adjusted EBIT in 2017 was $855 million, up from $746 million in 2016.

•
The company generated record operating cash flow of $1.0 billion and record free cash flow of $679 million in 2017 (See Table 8). The company converted adjusted earnings to free cash flow at a rate of 136%.

•	During 2017, Owens Corning repurchased 2.3 million shares of its common stock for $142 million. As of the end of 2017, 7.5 million shares were available for repurchase under the current authorization.

•
In fourth-quarter 2017, the company recorded $65 million in charges excluded from adjusted EBIT, primarily related to pension risk mitigation actions, an environmental provision for a closed site and costs associated with prior decisions in the Composites business.

•	As a result of the U.S. tax reform legislation, the company recorded a one-time, non-cash charge of $82 million, producing a loss in the fourth quarter.

Other Significant Matters

•
On February 5, 2018, the company completed the acquisition of Paroc Group, a leading producer of mineral wool insulation in Europe, further broadening the product portfolio and expanding the geographic footprint of the Insulation business. The company issued $400 million of 30-year notes at 4.4% on January 23, 2018 in association with this transaction.

•
On February 1, 2018, the Board of Directors declared a quarterly cash dividend of $0.21 per common share, a 5% increase compared with the same period in the prior year. The dividend will be payable on April 3, 2018, to shareholders of record as of March 9, 2018.

2018 Outlook

•	The company expects an environment consistent with consensus expectations for U.S. housing starts and global industrial production growth.

•
In Roofing, the company expects growth in both the new construction and remodeling markets. Storm demand at historical averages would result in a mid-single digit decline of the overall asphalt shingle market. The components business is expected to continue to grow at a double-digit rate.

•
In Composites, the company expects continued growth in the glass fiber market, driven by global industrial production growth. In 2018, the company expects EBIT improvement of about $20 million, with the benefit of market growth and improved pricing partly offset by accelerated inflation and higher rebuild costs.

•
In Insulation, the company expects to deliver EBIT growth of about $150 million, primarily from the realization of previously implemented pricing actions, the 2018 benefit from Paroc and Foamglas, and improvement in the mineral wool business. This outlook does not include the potential benefit of additional price actions, primarily in the U.S. residential new construction business.

•
The company estimates an effective tax rate of 26 percent to 28 percent, a six-point reduction from the 2017 guidance, as a result of tax reform. The company continues to expect a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s U.S. tax net operating loss and foreign tax credit carryforwards. The company’s advantaged cash tax position is largely unchanged as a result of the tax reform.

•
The company expects general corporate expenses to be between $140 million and $150 million in 2018. Capital additions in 2018 are expected to total approximately $500 million. Interest expense is expected to be between $125 million and $130 million.

Next Earnings Announcement
First-quarter 2018 results will be announced on Wednesday, April 25, 2018.

Fourth-Quarter and Full-Year 2017 Conference Call and Presentation
Wednesday, February 21, 2018
11 a.m. Eastern Standard Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 911-0581 (Please dial in 10-15 minutes before conference call start time)
Live webcast: https://services.choruscall.com/links/oc180221.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through February 28, 2018. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 101-164-77
Replay available at https://services.choruscall.com/links/oc180221.html
Webcast replay available until February 21, 2019

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures, and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2017 sales of $6.4 billion and employs 19,000 people in 37 countries. It has been a Fortune 500® company for 63 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, and free cash flow. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 7 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. Free cash flow is used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that this measure provides a useful representation of our operational performance and liquidity; however, the measure should not be considered in isolation or as a substitute for net cash flow provided by operating activities as prepared in accordance with GAAP.

When the company provides forward-looking expectations for non-GAAP measures (adjusted EBIT and adjusted pre-tax earnings), the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: relationships with key customers; levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere, including the impact of recent tax reform legislation and related actions, interpretations, and regulatory guidance on our financial condition and results of operations (including the assumptions we make related thereto); foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 21, 2018, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.
Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings (Loss)
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
NET SALES	$1,606	$1,383	$6,384	$5,677
COST OF SALES	1,210	1,064	4,812	4,296
Gross margin	396	319	1,572	1,381
OPERATING EXPENSES
Marketing and administrative expenses	163	158	620	584
Science and technology expenses	21	22	85	82
Other expenses, net	62	3	130	16
Total operating expenses	246	183	835	682
EARNINGS BEFORE INTEREST AND TAXES	150	136	737	699
Interest expense, net	26	28	107	108
Loss on extinguishment of debt	—	—	71	1
EARNINGS BEFORE TAXES	124	108	559	590
Income tax expense	127	16	269	188
Equity in net earnings (loss) of affiliates	—	(4)	—	(3)
NET EARNINGS (LOSS)	(3)	88	290	399
Net earnings attributable to noncontrolling interests	1	2	1	6
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(4)	$86	$289	$393
EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$(0.04)	$0.77	$2.59	$3.44
Diluted	$(0.04)	$0.76	$2.55	$3.41
Dividend	$0.21	$0.20	$0.81	$0.74
WEIGHTED AVERAGE COMMON SHARES
Basic	111.2	112.8	111.5	114.4
Diluted	112.9	114.1	113.2	115.4

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Restructuring costs	$(11)	$(20)	$(48)	$(28)
Acquisition-related costs	(3)	(1)	(15)	(9)
Recognition of acquisition inventory fair value step-up	—	—	(5)	(10)
Litigation settlement gain, net of legal fees	—	—	29	—
Pension settlement losses	(36)	—	(64)	—
Environmental liability charges	(15)	—	(15)	—
Total adjusting items	$(65)	$(21)	$(118)	$(47)

The reconciliation from net earnings (loss) attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
NET EARNINGS (LOSS) ATTRIBUTABLE TO OWENS CORNING	$(4)	$86	$289	$393
Net earnings attributable to noncontrolling interests	1	2	1	6
NET EARNINGS (LOSS)	(3)	88	290	399
Equity in net earnings (loss) of affiliates	—	(4)	—	(3)
Income tax expense	127	16	269	188
EARNINGS BEFORE TAXES	124	108	559	590
Interest expense, net	26	28	107	108
Loss on extinguishment of debt	—	—	71	1
EARNINGS BEFORE INTEREST AND TAXES	150	136	737	699
Adjusting items from above	(65)	(21)	(118)	(47)
ADJUSTED EBIT	$215	$157	$855	$746

Table 3
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2017	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$290	$399
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	371	343
Deferred income taxes	183	136
Provision for pension and other employee benefits liabilities	74	11
Stock-based compensation expense	44	41
Other non-cash	18	4
Loss on extinguishment of debt	71	1
Change in operating assets and liabilities:
Changes in receivables, net	(66)	55
Changes in inventories	(57)	5
Changes in accounts payable and accrued liabilities	187	25
Changes in other current and non-current assets	(10)	(4)
Pension fund contributions	(72)	(63)
Payments for other employee benefits liabilities	(18)	(18)
Other	1	8
Net cash flow provided by operating activities	1,016	943
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(337)	(373)
Proceeds from the sale of assets or affiliates	3	—
Investment in subsidiaries and affiliates, net of cash acquired	(570)	(452)
Other	3	10
Net cash flow used for investing activities	(901)	(815)
NET CASH FLOW PROVIDED BY (USED FOR) FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,133	669
Payments on senior revolving credit and receivables securitization facilities	(1,133)	(669)
Proceeds from term loan borrowing	—	300
Payments on term loan borrowing	—	(300)
Proceeds from long-term debt	588	395
Payments on long-term debt	(351)	(163)
Dividends paid	(89)	(81)
Net increase (decrease) in short-term debt	1	(6)
Purchases of treasury stock	(159)	(247)
Other	13	14
Net cash flow provided by (used for) financing activities	3	(88)
Effect of exchange rate changes on cash	17	(18)
Net increase in cash, cash equivalents and restricted cash	135	22
Cash, cash equivalents and restricted cash at beginning of period	118	96
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$253	$118
DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$67	$69
Cash paid during the year for interest	$106	$118

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$246	$112
Receivables, less allowances of $19 at December 31, 2017 and $9 at December 31, 2016	806	678
Inventories	841	710
Assets held for sale	12	12
Other current assets	80	74
Total current assets	1,985	1,586
Property, plant and equipment, net	3,425	3,112
Goodwill	1,507	1,336
Intangible assets, net	1,360	1,138
Deferred income taxes	144	375
Other non-current assets	211	194
TOTAL ASSETS	$8,632	$7,741
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,277	$960
Short-term debt	1	—
Long-term debt – current portion	4	3
Total current liabilities	1,282	963
Long-term debt, net of current portion	2,405	2,099
Pension plan liability	256	367
Other employee benefits liability	225	221
Deferred income taxes	37	36
Other liabilities	223	164
Redeemable equity	—	2
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,011	3,984
Accumulated earnings	1,575	1,377
Accumulated other comprehensive deficit	(514)	(710)
Cost of common stock in treasury (c)	(911)	(803)
Total Owens Corning stockholders’ equity	4,162	3,849
Noncontrolling interests	42	40
Total equity	4,204	3,889
TOTAL LIABILITIES AND EQUITY	$8,632	$7,741

(a)10 shares authorized; none issued or outstanding at December 31, 2017 and December 31, 2016

(b)	400 shares authorized; 135.5 issued and 111.5 outstanding at December 31, 2017; 135.5 issued and 112.7 outstanding at December 31, 2016
(c)    24.0 shares at December 31, 2017 and 22.8 shares at December 31, 2016

Table 5
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net sales	$506	$466	$2,068	$1,952
% change from prior year	9%	5%	6%	3%
EBIT	$74	$65	$291	$264
EBIT as a % of net sales	15%	14%	14%	14%
Depreciation and amortization expense	$37	$35	$144	$138

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net sales	$595	$473	$2,001	$1,748
% change from prior year	26%	-9%	14%	-6%
EBIT	$79	$43	$177	$126
EBIT as a % of net sales	13%	9%	9%	7%
Depreciation and amortization expense	$35	$28	$124	$106

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net sales	$560	$483	$2,553	$2,194
% change from prior year	16%	31%	16%	24%
EBIT	$108	$98	$535	$486
EBIT as a % of net sales	19%	20%	21%	22%
Depreciation and amortization expense	$13	$12	$50	$46

Table 6
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Restructuring costs	$(11)	$(20)	$(48)	$(28)
Acquisition-related costs	(3)	(1)	(15)	(9)
Recognition of acquisition inventory fair value step-up	—	—	(5)	(10)
Litigation settlement gain, net of legal fees	—	—	29	—
Pension settlement losses	(36)	—	(64)	—
Environmental liability charges	(15)	—	(15)	—
General corporate expense and other	(46)	(49)	(148)	(130)
EBIT	$(111)	$(70)	$(266)	$(177)
Depreciation and amortization	$17	$26	$53	$53

Table 7
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from net earnings (loss) attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings (loss) per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings (loss) attributable to Owens Corning	$101	$57	$96	$138	$96	$112	$(4)	$86	$289	$393
Adjustment to remove adjusting items (a)	1	2	40	13	83	11	65	21	189	47
Adjustment to remove tax benefit on adjusting items (b)	—	(1)	(9)	(4)	(29)	(1)	(24)	(5)	(62)	(11)
Adjustment to remove significant tax items and reserve reversals (c)	—	—	—	—	—	—	82	(10)	82	(10)
Adjustment to tax expense to reflect pro forma tax rate (c)	(5)	4	8	4	(9)	3	6	(11)	—	—
ADJUSTED EARNINGS	$97	$62	$135	$151	$141	$125	$125	$81	$498	$419

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS (LOSS) PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.89	$0.49	$0.85	$1.19	$0.85	$0.97	$(0.04)	$0.76	$2.55	$3.41
Adjustment to remove adjusting items (a)	0.01	0.02	0.35	0.11	0.74	0.10	0.58	0.18	1.67	0.41
Adjustment to remove tax benefit on adjusting items (b)	—	(0.01)	(0.08)	(0.03)	(0.26)	(0.01)	(0.22)	(0.04)	(0.54)	(0.10)
Adjustment to remove significant tax items and reserve reversals (c)	—	—	—	—	—	—	0.73	(0.09)	0.72	(0.09)
Adjustment to tax expense to reflect pro forma tax rate (c)	(0.05)	0.03	0.07	0.03	(0.08)	0.02	0.06	(0.09)	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.85	$0.53	$1.19	$1.30	$1.25	$1.08	$1.11	$0.72	$4.40	$3.63

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	112.3	115.5	111.6	115.1	111.0	114.1	111.2	112.8	111.5	114.4
Non-vested restricted shares and performance shares	0.9	0.6	1.2	0.8	1.4	0.9	1.5	1.0	1.5	0.8
Options to purchase common stock	0.3	0.4	0.3	0.5	0.3	0.4	0.2	0.3	0.2	0.2
Diluted shares outstanding	113.5	116.5	113.1	116.4	112.7	115.4	112.9	114.1	113.2	115.4

(a)	Adjusting items in 2017 include loss on extinguishment of debt. Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2017, we have used an effective tax rate of 33%, which was our 2017 effective tax rate excluding the adjusting items referenced in (a) and (b) and excluding the impact of our net charge related to the U.S. Tax Cuts and Jobs Act of 2017. For 2016, we have used an effective tax rate of 33%, which was our 2016 effective tax rate excluding the adjusting items referenced in (a) and (b) and excluding the reversal (recorded in the fourth quarter of 2016) of valuation allowances against certain European net deferred tax assets.

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow and the calculation of free cash flow conversion of adjusted earnings ("free cash flow conversion") are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$322	$264	$1,016	$943
Less: Cash paid for property, plant and equipment	(88)	(92)	(337)	(373)
FREE CASH FLOW	$234	$172	$679	$570
ADJUSTED EARNINGS (a)	$125	$81	$498	$419
FREE CASH FLOW CONVERSION (b)	n/a	n/a	136%	136%

(a)	Please refer to Table 7 "EPS Reconciliation Schedules" for the reconciliation from net earnings (loss) attributable to Owens Corning to adjusted earnings.
(b)	We compute free cash flow conversion on annual basis only due to the seasonality of our businesses.